Exhibit 16.1

October 3, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 Cyber App Solutions Corp. (the “Company”) Form 8-K dated October 2, 2023, and have the following comments:

1.We agree with the statements made in paragraphs 2 and 3 of Item 4.01(a).

2.We have no basis on which to agree or disagree with the statements made in the first paragraph of Item 4.01(a) and the statements made in Item 4.01(b).

Very truly yours,

/s/ Accell Audit & Compliance, PA